EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Small Cap Fund (series #01):

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Exar Corporation
	Date of Purchase:       03/07/2000
      Underwriter from whom Purchased:
                              NationsBank Montgomery
      Affiliated Underwriters:
		BKB Robertson Stephens
	Other Members of Syndicate:
	                        Banc America Securities LLC
	                        U.S. Bancorp Piper Jaffrey
	                        Needham & Company
      Aggregate dollar amount of purchase:
                              $2,400,000
      Aggregate dollar amount of offering:
                              $200,000,000
	Purchase price (net of fees and expenses):
                              $77.60
      Date offering commenced:
                              03/07/2000
	Commission:             $2.40


2)	Issuer:                 Fairmarket, Inc.
	Date of Purchase:       03/14/2000
      Underwriter from whom Purchased:
                              Deutsche Banc Alex Brown
      Affiliated Underwriters:
		BKB Robertson Stephens
	Other Members of Syndicate:
	                        U.S. Bancorp Piper Jaffrey
      Aggregate dollar amount of purchase:
                              $255,000
      Aggregate dollar amount of offering:
                              $85,000,000
	Purchase price (net of fees and expenses):
                              $16.29
      Date offering commenced:
                              03/14/2000
	Commission:             $0.71

3)    Issuer:                 PSI Technologies
	Date of Purchase:       03/16/2000
      Underwriter from whom Purchased:
                              Hambrecht & Quist
      Affiliated Underwriters:
		BKB Robertson Stephens
	Other Members of Syndicate:
	                        Thomas Weisel Partners LLC
      Aggregate dollar amount of purchase:
                              $160,000
      Aggregate dollar amount of offering:
                              $56,000,000
	Purchase price (net of fees and expenses):
                              $15.33
      Date offering commenced:
                              03/16/2000
	Commission:             $0.67



High Yield Fund (series #03):

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Park Place Entertainment
	Date of Purchase:       02/15/2000
      Underwriter from whom Purchased:
                              Merrill Lynch & Co.
      Affiliated Underwriters:
		FleetBoston Corp.
	Other Members of Syndicate:
	                        Banc America Securities LLC
	                        Bear Stearns & Co.
	                        BNY Capital Markets
                              Deutsche Banc Alex Brown
                              First Union Securities
                              Scotia Capital, Inc.
                              SG Cowen Securities Corp
                              Wasserstein Perella & Co.
      Aggregate dollar amount of purchase:
                              $7,000,000
      Aggregate dollar amount of offering:
                              $50,000,000
	Purchase price (net of fees and expenses):
                              $6,944,000
      Date offering commenced:
                              02/15/2000
	Commission:             $56,000